EXHIBIT 10.3
FIRST AMENDMENT TO SUBLEASE
This First Amendment to Sublease (this “Amendment”) is made as of March 1, 2024, by and between Griffin Capital Company, LLC, a Delaware limited liability company (“Sublessor”), and PKST OP, L.P., a Delaware limited partnership (“Sublessee”).
Recitals:
A.    Sublessor and Peakstone Realty Trust, a Maryland real estate investment trust (“Original Sublessee”) f/k/a Griffin Realty Trust, Inc., entered into that certain Sublease, dated September 1, 2021 (as amended from time to time, the “Sublease”), pursuant to which Original Sublessee subleased from Sublessor the office building located at 1520 E. Grand Avenue, El Segundo, CA 90245, as more particularly described in the Sublease.
B.    Pursuant to that certain Consent of Master Landlord to Sublease and Acknowledgment by Sublessor and Sublessee, dated September 1, 2021, and attached to the Sublease as Exhibit D thereto (as amended from time to time, the “Consent”), GCPI, LLC, a Delaware limited liability company (and the Master Landlord under the Master Lease) (“Master Landlord”), consented to the Sublease and the parties made certain other agreements related to the Sublease and Master Lease.
C.    Master Landlord and Original Sublessee also entered into that certain Joinder/Agreement to Provide Right of First Offer, dated September 1, 2021, and attached to the Sublease (as amended from time to time, the “Joinder”).
D.    Original Sublessee assigned to Sublessee its right, title, interest and estate under, in and to the Sublease, Consent and Joinder (the “Assignment”) pursuant to the terms of that certain Assignment and Assumption of Sublease, dated February 29, 2024, between Original Sublessee and Sublessee (the “Assignment Agreement”). In connection with (and through) this Amendment, Original Sublessee and Sublessee have notified Sublessor and Master Landlord of the Assignment, and the Assignment is a Permitted Transfer under the Sublease.
E.    Sublessor and Sublessee desire to amend the Sublease to extend the term, adjust the rent and make certain other modifications thereto, all pursuant to the terms of this Amendment.
Agreement:
Now, Therefore, the parties hereby agree as follows:
1.Defined Terms. Words whose initial letters are capitalized are defined terms. Any capitalized term that is not defined in this Amendment shall have the same meaning that is ascribed to that term in the Sublease (or, if not defined in the Sublease, shall have the same meaning that is ascribed to that term in the Master Lease).
2.Acknowledgments and Agreements of Sublessor Related to Assignment. Sublessor (a) acknowledges and agrees that the Assignment is a Permitted Transfer under the Sublease (and does not require the consent of Sublessor or Master Landlord), and (b) waives its right, under

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Section 10(b) of the Sublease (which right is also being deleted under Section 3.5(b) below), to terminate the Sublease in connection with the Assignment.
3.Amendments to the Sublease.
3.1Sublease Term. The Sublease Term is extended through 11:59 p.m. on June 30, 2026. Sublessee shall have no further right or option to extend the Sublease Term under Section 5(d) of the Sublease (and Section 5(d) of the Sublease is hereby deleted), and shall have no further right to terminate the Sublease under Section 41 of the Sublease, said Section 41 of the Sublease also being hereby deleted.
3.2Base Monthly Rent. Effective on July 1, 2024, and continuing through June 30, 2025, Base Monthly Rent shall be equal to $39,498 per month. Effective on July 1, 2025, and continuing through June 30, 2026, Base Monthly Rent shall be equal to $40,682.94 per month.
3.3Amendment to Section 2(b). The first sentence of Section 2(b) of the Sublease is amended to read in its entirety as follows: “Sublessee shall have the right to utilize the parking area as shown on Exhibit E and shall be allocated 45 parking spaces (consisting of the following types of parking spaces: 34 regular spaces; three handicapped spaces; two electric vehicle spaces; and six tandem spaces).”
3.4Acknowledgment Regarding Section 3. The parties acknowledge and agree that the reference to “Lessor” in Section 3 of the Sublease was intended to be, and shall be deemed to be, a reference to “Sublessor”.
3.5Amendments to Section 10.
(a)The sale or other transfer of publicly traded stock of Sublessee or any publicly traded parent (including, for the avoidance of doubt, any general partner or direct or indirect parent, to the extent the stock of such entity(ies) is publicly traded) thereof shall not be considered an assignment of Sublessee’s interests in the Sublease, or require the consent or approval of either Sublessor or Master Landlord.
(b)The final paragraph of Section 10(b) of the Sublease is deleted and replaced with the following:
“Sublessor acknowledges that the individuals occupying and using the Subleased Premises may be employees, agents or independent contractors of an affiliate of Sublessee (collectively, “Affiliated Personnel”). The use and occupancy of the Subleased Premises by Affiliated Personnel shall not constitute an assignment, sub-sublease or other transfer that is prohibited or restricted under this Section 10 and shall not require the prior consent of or notice to Sublessor or Master Landlord. For the avoidance of doubt, (1) Affiliated Personnel shall have the same use, access and parking rights that are granted to Sublessee and its employees, agents and contractors under this Sublease, (2) solely for purposes of administering this Sublease, Affiliated Personnel shall be treated as employees,

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agents or contractors, as applicable, of Sublessee, and (3) the rights of the Affiliated Personnel to use and occupy the Subleased Premises shall terminate simultaneously with the termination of Sublessee’s rights to use and occupy the Subleased Premises.”
(c)Section 10(c) of the Sublease is deleted.
3.6Incorporation of Section 12.1(b) of Master Lease. The Sublease is amended to provide that, for purposes of incorporating Section 12.1(b) of the Master Lease into the Sublease, the reference to “five (5) days” in Section 12.1(b) of the Master Lease shall be deemed to be a reference to “ten (10) days”.
3.7Amendment to Section 19. Section 19 of the Sublease is amended by adding the following paragraph to the end of that section:
“Sublessee shall also have the right to terminate this Sublease if (a) the time estimated to substantially complete the restoration exceeds six months from and after the date of the casualty or (b) the Subleased Premises (excluding any alterations, modifications or improvements made by Sublessee to the Subleased Premises) has not, on or prior to the earlier of six months after the date of the casualty or the estimated substantial completion date for the restoration, been repaired and restored to like or similar conditions as existed immediately prior to the damage or destruction. If this Sublease is terminated as provided above in this paragraph, the termination shall be effective on the date specified in Sublessee’s notice to Sublessor, but no earlier than the occurrence of the event causing the damage.”
3.8Amendment to Section 25. Section 25 of the Sublease is amended by inserting the term “and” immediately prior to “except to the extent” in the eighth line of that section.
3.9References to “Term”. For the avoidance of doubt, references in the Sublease to “Term” (that are not part of a reference to “Sublease Term”) shall be deemed to be references to “Sublease Term”.
3.10References to “Building”. For the avoidance of doubt, references in Section 17 of the Sublease to “Building” shall be deemed to be references to “Building A”.
3.11References to “Premises”. For the avoidance of doubt, references in Sections 25 and 26 of the Sublease to “Premises” (that are not part of a reference to “Leased Premises”, “Subleased Premises” or “Retained Premises”) shall be deemed to be references to “Subleased Premises”, and the reference to “Premises” in Section 14(c) of the Sublease shall be deemed to be a reference to “Leased Premises”.
3.12Amendment to Exhibit E. The parking area map set forth on Exhibit E to the Sublease is deleted and replaced with the parking area map set forth on Exhibit E to this Amendment.

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3.13Sublessee’s Notice Address. Sublessee’s address for notices under the Sublease is amended to be:
c/o Peakstone Realty Trust
1520 E. Grand Avenue
El Segundo, CA 90245
Attn: Javier Bitar
Email: jbitar@pkst.com

With a copy to:

c/o Peakstone Realty Trust
150 N. Riverside Plaza, Suite 1950
Chicago, IL 60606
Attention: Nina Sitzer
Email: nsitzer@pkst.com
3.14Condition of Subleased Premises. Sublessee acknowledges that it is currently in possession of the Subleased Premises and accepts the same in its current as-is condition.
4.Termination Right. If any Debt Event (defined below) has not occurred as of April 4, 2024, then Sublessee may terminate the Sublease by delivering notice (a “Termination Notice”) to Sublessor. The termination shall be effective on the date set forth as the termination date in Sublessee’s Termination Notice, but no earlier than three months after the date on which Sublessee delivers its Termination Notice to Sublessor. If, as of the date on which Sublessee delivers a Termination Notice to Sublessor, the Debt Events have all occurred, then Sublessee shall no longer have the right to terminate the Sublease under this Section 4.
“Debt Events” means, collectively, that (a) Master Landlord has paid in full all Existing Property Debt and caused to be terminated and released all Property Encumbrances, and (b) Sublessor has delivered to Sublessee documentation reasonably evidencing that all events described in clause (a) of this definition have occurred. “Property Encumbrances” means, collectively, all existing and future mortgages, deeds of trust and other security instruments encumbering the Subleased Premises or Property. “Existing Property Debt” means any indebtedness that is secured by a Property Encumbrance that exists as of the date of this Amendment.
5.Reaffirmation of Consent. Notwithstanding the modifications to the Sublease set forth in this Amendment (or the assignment of the Consent to Sublessee), Sublessor and Sublessee (a) acknowledge and agree that the Consent shall remain in full force and effect with respect to the Sublease (as amended by this Amendment), (b) reaffirm their respective obligations under the Consent and (c) agree that any reference made in the Consent to the Sublease or any terms or conditions contained therein shall mean the Sublease or those terms or conditions as modified by this Amendment.

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6.Deletion of Right of First Offer and Joinder. Section 42 of the Sublease is hereby deleted, the Joinder is hereby terminated, and Sublessee shall have no right of first offer to purchase the Property.
7.Additional Provisions.
7.1No Further Modifications. Except as expressly modified in this Amendment, the Sublease shall remain in full force and effect and is expressly ratified and confirmed by the parties hereto.
7.2Recitals. The Recitals to this Amendment are hereby incorporated by reference into the body of this Amendment.
7.3Brokers. Each party represents and warrants to the other that it neither consulted nor negotiated with any broker or finder in connection with the negotiation or execution of this Amendment. Each party shall indemnify, defend and hold harmless the other from and against any claims, losses, costs, expenses or damages that the indemnified party suffers in connection with the indemnifying party’s breach of the foregoing representation and warranty.
7.4Authority. Each party represents and warrants to the other that (a) the representing party is a duly formed and existing entity qualified to do business in the state where the Subleased Premises is located, (b) such party has full right and authority to execute and deliver this Amendment, (c) each person signing on behalf of such party is authorized to do so, and (d) such party’s execution and delivery of this Amendment shall not cause such party to be in violation of any mortgage, deed of trust, lease, loan, credit agreement, partnership agreement or other contract or instrument by which it is bound, or any law, rule or regulation by which it is bound. Sublessor further represents and warrants that GCPI, LLC, a Delaware limited liability company, is currently the Master Landlord under the Master Lease.
7.5Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
7.6Counterparts. This Amendment may be executed electronically (including via DocuSign) and in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement. Electronic copies of the executed copies of this Amendment may be delivered to the parties by facsimile transmission or email and, upon receipt, shall be deemed originals and binding upon the parties hereto.
7.7Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State in which the Subleased Premises is located.
7.8Entire Agreement. This Amendment (and the Sublease as amended by this Amendment, and the Consent and Joinder) embodies the entire agreement and understanding of the parties related to its subject matter and supersedes all prior proposals, understandings, agreements, correspondence, arrangements and contemporaneous oral agreements relating to the subject matter of this Amendment. No representation, promise, inducement or statement of

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intention has been made by any party that has not been embodied in this Amendment (or the Sublease as amended by this Amendment or the Consent or Joinder).
[Signature Page Follows]

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Witness, the duly authorized signatures of Sublessor and Sublessee, as of the date first set forth above.
SUBLESSOR:

Griffin Capital Company, LLC,
a Delaware limited liability company

By:    /s/ Kevin A. Shields__________________________
Name:    Kevin A. Shields____________________________
Title:    Chief Executive Officer_______________________

SUBLESSEE:

PKST OP, L.P.,
a Delaware limited partnership

By:    Peakstone Realty Trust, a Maryland real estate investment trust, its general partner

By:    /s/ Javier F. Bitar____________________________
Name:    Javier F. Bitar______________________________
Title:    Chief Financial Officer_______________________

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CONSENT OF MASTER LANDLORD

Master Landlord hereby consents to the foregoing Amendment on the same terms as are set forth in the Consent. Further, notwithstanding the modifications to the Sublease set forth in this Amendment (or the assignment of the Consent to Sublessee), Master Landlord (a) acknowledges and agrees that the Consent shall remain in full force and effect with respect to the Sublease (as amended by this Amendment), (b) reaffirms its obligations under the Consent and (c) agrees that any reference made in the Consent to the Sublease or any terms or conditions contained therein shall mean the Sublease or those terms or conditions as modified by this Amendment. Further, Master Landlord hereby agrees to the terms of Section 6 of this Amendment.

MASTER LANDLORD:

GCPI, LLC,
a Delaware limited liability company

By:    The Shields 2009 Irrevocable Trust under Trust Agreement dated May 22, 2009, its sole member

By:    /s/ Eileen Shields f/k/a Eileen Roggin
Name:    Eileen Shields f/k/a Eileen Roggin
Title:    Family Trustee

By:    /s/ Eileen Shields f/k/a Eileen Roggin
Name:    Eileen Shields f/k/a Eileen Roggin on behalf of Jordan Shields, pursuant to Delegation of Authority by Co-Trustees, under The Shields 2009 Irrevocable Trust dated May 22, 2009
Title:    Independent Trustee

EXHIBIT E

UPDATED PARKING AREA

Spaces marked “PKST” are allocated to Sublessee.